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                                                                    EXHIBIT 10.h


     The EMPLOYMENT AGREEMENT originally dated October 1, 2000, is hereby amended and restated in its entirety as of the 1st day of October, 2000 by and between CRYOMEDICAL SCIENCES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and John G. Baust, residing at 175 Raish Hill Road, Candor, NY 13743 (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Employee, and Employee is willing to accept such employment, all on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   Employment

          The Company hereby employs Employee, and Employee hereby accepts employment with the Company, as Senior Vice President and Chief Scientific Officer, on the terms and conditions herein set forth.

     2.   Term of Agreement

          Unless terminated sooner pursuant to the express provisions hereof, the term of employment hereunder shall commence on the date hereof (the "Commencement Date"), shall continue through September 30, 2001 (the "Original Term"), and shall be automatically extended for two additional one-year periods upon the terms and subject to the conditions contained herein, unless (a) the Original Term is terminated pursuant to Section 6 hereof (or otherwise), or
(b) not less than 90 days prior to the commencement of any such one year period the Company notifies




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Employee, in writing, that the term of employment shall not be extended. The period commencing with the Commencement Date through the end of the term of Employee's employment hereunder is hereinafter referred to as the "Employment Period."

    3. Duties

       During the Employment Period, Employee shall perform such functions as are normally carried out by the Senior Vice President and Chief Scientific Officer of a business of the type in which the Company is engaged, and such other functions as the Chairman and CEO shall from time to time reasonably determine. Employee shall devote his time, energies and abilities to the Company's business pursuant to, and in accordance with, reasonable business policies and procedures, as fixed from time to time by the Board. Nothing contained herein shall preclude the Employee from devoting his time, energies and abilities to his position at SUNY-Binghamton. Employee covenants and agrees that he will faithfully adhere to and fulfill such policies as are established from time to time by the Chairman and CEO. Employee shall not be assigned, by the Chairman and CEO, responsibilities, in any material manner, inconsistent with his position as Senior Vice President and Chief Scientific Officer.

    4. Compensation

       4.1 During the Employment Period, Employee's base salary shall be in the amount of $180,000 per annum, payable in accordance with the Company's normal payroll procedures.

       4.2 During the Employment Period, in addition to Employee's base salary, Employee shall be entitled to bonuses as follows:

       (a) Upon commercial shipment of the "800" Series-$15,000

       (b) Upon receipt of 510(k) approval for abdominal organ solutions-$15,000

       (c) Upon receipt of 510(k) approval for islet preservation solution-$15,000.

       4.3 During the Employment Period, Employee shall be entitled to a non






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accountable automobile allowance of $600.00 per month.

          4.4 Employee shall also be eligible, to the extent he qualifies, to participate in such fringe benefit plans (including retirement, pension, life or other similar employee benefit plans), if any, which the Company may from time to time make available to its employees, provided that the Company shall have the right from time to time to modify, terminate or replace any and all of such plans.

          4.5 The Company shall reimburse Employee on a timely basis for all reasonable business expenses incurred by Employee in connection with the performance of his duties hereunder, provided Employee submits supporting vouchers for such expenses.

          4.6 Employee shall be entitled to a four week paid vacation each year during the Employment Period, to be taken at such time as is consistent with the needs of the Company and the convenience of Employee.

     5.   Stock Options

          Employee shall be entitled to stock options as may from time to time be granted by the Board of Directors of the Company in their sole and absolute discretion.

     6.   Termination

          The Employment Period shall terminate upon the happening of any of the following events:

          6.1  Automatically and without notice upon the death of Employee.

          6.2  Employee leaves the employ of the Company.

          6.3 Upon written notice of termination from the Chairman and CEO and the Board of Directors of the Company to Employee in the event that Employee becomes physically or mentally disabled ("Disability") during the Employment Period such that (a) in the Chairman's and CEO's and the Board's good faith judgment, Employee is permanently incapable of properly performing the duties customarily performed by him hereunder, or (b) such Disability lasts for a


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period of 60 consecutive days or 90 days in any 150 day period and the Board elects to treat such Disability as being permanent in nature;

          6.4 Upon discharge of Employee, on written notice, by the Chairman and CEO and the Board for cause. For purposes of this Agreement, "cause" shall mean the following: the commission of a felony, crime involving moral turpitude or other act causing material harm to the Corporation's standing and reputation, failure to carry out, after reasonable written notice of such failure, the reasonable policies of the Chairman and CEO as they may relate to Employee's duties hereunder (other than for reasons beyond his control), persistent absenteeism, a material default or breach of any of the covenants made by Employee in this Agreement, a breach of Employee's duty of loyalty to the Company or any act of dishonesty or fraud with respect to the Company, or the wilful engaging by Employee in misconduct materially injurious to the Company.

          6.5 In the event any one of the foregoing events shall occur, the Company shall be obligated to pay to Employee the compensation due him under
Section 4 hereof up to the date of termination only and Employee shall not be entitled to receive any additional compensation of any nature whatsoever.

          6.6 In the event that Employee's employment with the Company is terminated by the Chairman and CEO and the Board during the Employment Period for a reason other than as is set forth above in Sections 6.1 through 6.4, the Company shall be required to continue to pay Employee the salary provided for in Section 4.1 hereof for a period of one (1) year.

     7. Non Competition

          7.1 In view of the unique and valuable services that Employee has rendered and is expected to render to the Company, the Employee's knowledge of the business of the Company and proprietary information relating to the business of the Company and similar knowledge regarding the Company that Employee has obtained and is expected to obtain during the course of
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his employment with the Company and in consideration of the compensation to be received by Employee hereunder, Employee agrees that (a) during the Employment Period and for a period of twenty four months immediately following the termination or expiration thereof (the Employment Period and the subsequent twenty four month period being hereinafter collectively referred to as the "Covenant Period"), he will not compete with, or, directly or indirectly, own, manage, operate, control, loan money to, or participate in the ownership, operation or control of, or be connected with as a director, partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of his name in any other business or organization which is in competition with the Company in any geographical area in which the Company is then conducting business or any geographical area in which, to the knowledge of Employee at the time of cessation of employment, the Company plans to conduct business within twenty four months from the date thereof; provided, however, that Employee shall be permitted after the cessation of his employment but during the Covenant Period to own less than a 5% interest as a shareholder in any company which is listed on any national securities exchange even though it may be in competition with the Company, and (b) during the Covenant Period, he will not, directly or indirectly (through the use of students or otherwise), perform services that in any manner benefits a competitor of the Company in the field of tissue, cell or organ preservation; provided that Employee may participate in University sponsored lectures that may indirectly have the effect of benefiting competitors of the Company.

          7.2 Employee will not, during the Covenant Period, solicit or interfere with, or endeavor to entice away from the Company, any of its employees or customers without the written consent of the Company or unless such employee is Employee's personal secretary.

          7.3 Since a breach of the provisions of this Section 7 could not adequately be compensated by money damages and will cause irreparable injury to the Company, the Company shall be entitled, in addition to any other right or remedy available to it, to an injunction or restraining order restraining such breach or a threatened breach, and no bond or other security shall


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be required in connection therewith, and Employee hereby consents to the issuance of any such injunction or restraining order. Employee agrees that the provisions of this Section 7 are reasonable and necessary to protect the Company and its business. It is the desire and intent of the parties that the provisions of this Section 7 shall be enforced to the fullest extent permitted under the public policies and laws applied in each jurisdiction in which enforcement is sought. If any restriction contained in this Section 7 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

          7.4 No provision of this Agreement shall be deemed to preclude Employee from serving as a director on the board of companies not in competition with the Company or of charitable organizations, provided, that any such directorship or consulting activities do not reduce Employee's ability to attend to his duties on behalf of the Company.

     8.   Entire Agreement

          The provisions hereof and the agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior oral understanding, and no modification, supplement or discharge hereof shall be effective unless in writing and executed on behalf of the Company and Employee.


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     9.   Assignability

          This Agreement, and its rights and obligations may not be assigned by Employee. The Company may assign any of its rights and obligations hereunder to (a) Biolife Solutions, Inc., an affiliate of the Company, and (b) a successor or surviving corporation resulting from a merger or consolidation of the Company, the sale by the Company of all or substantially all of its assets or other similar corporate reorganization, upon condition that (i) the assignee shall assume, either expressly or by operation of law, all of the Company's obligations hereunder, and (ii) in the event the shareholders of the Company do not own more than fifty percent (50%) of the voting rights of the new entity, the Employee shall have consented to such assignment.

     10.  Waiver

          No waiver by either party of any condition, term or provision of this Agreement shall be deemed to be a waiver of any prior or succeeding breach of the same or of any other condition, term or provision thereof.

     11.  Notices

          All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested, to the other party at the address set forth above or such different address as may be given by notice as provided for herein. Any notice mailed as provided above shall be deemed given seven (7) days after the date of mailing or on the date of receipt, whichever is sooner.

     12.  Counterparts

          This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.  Construction

          This Agreement shall be construed in accordance with the laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                  /s/ JOHN. G. BAUST
                                  ----------------------------------
                                  JOHN G. BAUST



                                  CRYOMEDICAL SCIENCES, INC.


                                  By:
                                      ------------------------------
                                      RICHARD J. REINHART
                                      CHAIRMAN AND CEO


APPROVED
FOR THE BOARD OF DIRECTORS
BY:
    ----------------------


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